                                                                   EXHIBIT 10.24

                              TRANSITION AGREEMENT
                              --------------------

         THIS TRANSITION AGREEMENT (the "Agreement") is made and entered into as of November 26, 2001, by and between INCYTE GENOMICS, INC., a Delaware corporation (the "Company") and ROY A. WHITFIELD ("Executive"),

                              W I T N E S S E T H:

         WHEREAS, Executive has determined, and the Board of Directors of the Company (the "Board") has accepted, that it is in the best interests of the Company and its stockholders for Executive to resign as the Company's Chief Executive Officer, and Executive and the Company have mutually agreed upon a plan to transition Executive's duties to Paul A. Friedman (together with any successor thereto, to be referred to herein as the "CEO"); and

         WHEREAS, the Company wishes to incentivize Executive to remain available to provide assistance to the CEO and the Board as requested by the CEO or the Board on an as needed basis; and

         WHEREAS, Executive wishes to focus his attention on so assisting the CEO, initially as a full-time employee of the Company, and thereafter, should he or the Company choose to terminate such employment, on an as needed basis in his capacity as a member of the Board of Directors; and

         WHEREAS, Executive and the Company wish to terminate and supersede the provisions of the Employment Agreement dated as of May 2, 2001 by and between Executive and the Company; and

         WHEREAS, the parties hereto wish to enter into this Agreement to provide for an orderly transition of Executive's responsibilities and definitively resolve and settle any claims or differences that may exist between them with respect to Executive's present and future employment by the Company:

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.       Definitions.
         ------------

         (a)  "Annual Base Salary" shall mean shall mean $395,000.

         (b)  "Cause" shall mean:

              (i) The willful and continued failure of Executive to perform substantially Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness or impairment), after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties; or

              (ii) The willful engaging by Executive in illegal conduct, gross misconduct or dishonesty which is materially and demonstrably injurious to the Company; or

              (iii) Unauthorized and prejudicial disclosure or misuse of the Company's secret, confidential or proprietary information, knowledge or data relating to the Company or its affiliates; or

              (iv) The willful and material breach of the covenants set forth in Sections 4(a) or 4(b) below.

         Notwithstanding the foregoing, "Cause" shall not include any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the CEO or based upon the advice of counsel for the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in subparagraph (i), (ii), (iii) or
(iv) above, and specifying the particulars thereof in detail.

         (c) "Change in Control" shall mean the occurrence of any of the following events:

              (i) A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either:

                    (A) Had been directors of the Company 24 months prior to such change; or

                    (B) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

              (ii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company;

              (iii) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

              (iv) There is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company to a Subsidiary or to an entity, the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

         The term "Change in Control" shall not include a transaction, the sole purpose of which is to change the state of the Company's incorporation.

         (d) "Competitor" shall mean an entity that is engaged in the business of developing and marketing genomic databases substantially similar to those developed or marketed by the Company.

         (e) "Disability" shall mean the absence of Executive from Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or impairment which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative.

         (f) "Subsidiary" shall mean any other entity, whether incorporated or unincorporated, in which the Company or any one or more of its Subsidiaries directly owns or controls (i) 50% or more of the securities or other ownership interests, including profits, equity or beneficial interests, or (ii) securities or other interests having by their terms ordinary voting power to elect more than 50% of the board of directors or others performing a similar function with respect to such other entity that is not a corporation.

         (g)  "Target Bonus" shall mean 80% of the Annual Base Salary.

         (h) "Welfare Benefits" shall mean welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, and group life plans and programs) which are provided at any time after the Effective Date to the CEO.

2.   Resignation as Chief Executive Officer and Employment Thereafter.
     -----------------------------------------------------------------

     (a) As of the date of this Agreement (the "Effective Date"), Executive hereby voluntarily and irrevocably resigns as the Company's Chief Executive Officer, and accepts the position of Chairman of the Board of Directors, which position is a full-time employment position (i.e., 40 hours per week), reporting directly to the CEO. Executive shall only work on such matters as are assigned to him by the CEO or the Board from time to time. Executive in this capacity shall maintain an office at the principal offices of the Company, unless he is requested by the CEO to work out of his home, in which case Executive shall vacate his office at the Company and only visit the Company premises when requested to so do by the CEO.

     (b) Either the Company, at its sole discretion and for any reason, or Executive, at his sole discretion and for any reason, may at any time (the "Transition Completion Date"), terminate upon written notice the full-time employment of Executive as Chairman of the Board. Notwithstanding the foregoing, in accordance with and subject to the applicable provisions of the Company's By-Laws and Delaware General Corporation Law, Executive may continue to serve as a member of the Board of Directors. For a two (2)-year period following the Transition Completion Date (the "Term"), Executive shall be available, to the extent reasonably needed, to assist the Company in transitional matters in his capacity as a member of the Board of Directors. During the Term, Executive may accept employment as an employee or consultant to another entity which is not a Competitor and Executive shall not be required, unless by mutual agreement of the parties, to devote more time to the affairs of the Company than that customarily committed to the Company by other members of the Board of Directors.

     (c) A termination by the Company for Cause shall only be effective if Executive is first given a Notice of Termination and an opportunity to cure. For purposes of this Agreement, a "Notice of Termination" means a written notice that (i) to the extent applicable, indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and
(iii) specifies the termination date (which date shall be not less than 30 days after the giving of such notice). The failure by the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

3.   Compensation and Benefits.

     (a) The Company shall pay to Executive, in accordance with the Company's standard practices, the bonus to which Executive would have been entitled under the Company's Corporate Incentive Plan as if Executive were employed as Chief Executive Officer of the Company for the entire year ending December 31, 2001.

     (b) For the period commencing on the Effective Date through the Transition Completion Date, the Company will compensate Executive for his full-time employment services as Chairman of the Board at the Annual Base Salary rate, payable in accordance with the Company's standard payroll practices, and shall continue Executive's Welfare Benefits. Executive will be eligible to accrue paid time-off, but shall not be eligible to participate in any

Company executive bonus or other bonus programs, profit sharing plan or management incentive plan.

     (c) Following the Transition Completion Date, and subject to the terms and conditions of this Agreement, the Company shall pay Executive the product of (1) two and (2) the sum of (x) the Annual Base Salary and (y) the greater of the Target Bonus or the bonus payable pursuant to Section 3(a) above. Such amount shall be paid to Executive in equal installments over the Term in accordance with the Company's usual payroll practices and less standard deductions; provided, however, that Executive may elect, at any time after the Transition Completion Date, to have all outstanding payments due under this Section 3(c) paid in a lump sum. Notwithstanding the preceding sentence, if Executive's employment as Chairman of the Board is terminated by the Company prior to a Change in Control for Cause, the Company's obligation to pay Executive the compensation under this Section 3(c) for any period subsequent to the Transition Completion Date shall cease.

     (d) Executive shall not be eligible to accrue paid-time off during the Term, and, except as provided herein, shall not be eligible to participate in any Company executive bonus or other bonus programs, profit sharing plan, or management incentive plan.

     (e) The Board has awarded to Executive, effective as of the date of this Agreement, restricted stock units (the "Units") that entitle Executive to receive an aggregate of 100,000 shares of common stock of the Company, subject to the terms and conditions set forth in this Agreement and in the Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement in substantially the form attached hereto as Exhibit A (the "Restricted Stock Unit Agreement"). Fifty percent (50%) of the Units shall vest on the first anniversary of the Effective Date, and fifty percent (50%) of the Units shall vest on the second anniversary of the Effective Date, provided that Executive has continued to serve through such dates as the Chairman of the Board of Directors or, following the Transition Completion Date, as a member of the Board of Directors of the Company.

     (f) Effective as of the Transition Completion Date, the Company shall pay to Executive any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid.

     (g) During the Term, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue Welfare Benefits to Executive and/or Executive's family; provided, however, that if Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such plans, practices, programs and policies, Executive shall be considered to have remained employed until 24 months after the Transition Completion Date and to have retired on the last day of such period.

     (h) All options ("Options") acquired under the 1991 Stock Plan of Incyte Genomics, Inc. or any other stock-based incentive plan of the Company (the "Plans") that have not vested in accordance with the terms and conditions of the grant, award or purchase, shall continue to vest and become exercisable in accordance with the vesting schedule set forth in the applicable option agreements. In the event Executive's employment hereunder terminates due to death or Disability of Executive, all Options shall become fully vested and shall be exercisable for 12 months after the date of termination due to death or Disability.

     (i) In the event of a Change in Control, Executive shall continue to be entitled to receive the compensation set forth in Section 3(c) and the benefits provided for in Section 3(g), the Units shall become fully vested and the shares of common stock of the Company shall be delivered to Executive within 30 days after the date of Change in Control, and all Options shall become fully vested and shall be exercisable for 12 months after the date of Change in Control.

     (j) If Executive incurs reasonable expenses while providing services to the Company hereunder, he shall be entitled to reimbursement in accordance with the Company's standard policies. The Company further agrees to reimburse Executive for all reasonable past expenses he has incurred while providing services to the Company prior to the Transition Completion Date.

4.   Covenants.
     ----------

     (a) During Executive's employment with the Company and for two (2) years after the Transition Completion Date, Executive agrees that, without the prior express written consent of the Company, Executive shall not, anywhere in the world, for his own benefit or for, with or through any other person, firm, partnership, corporation or other entity or individual (other than the Company or its affiliates) as or in the capacity of an owner, shareholder, employee, consultant, director, officer, trustee, partner, agent, independent contractor and/or in any other representative capacity or otherwise:

         (i) directly or indirectly, induce or attempt to induce any employee of the Company or its Subsidiaries to terminate his or her employment with the Company for the purpose of accepting employment with any employer other than the Company, its Subsidiaries, or an entity formed by or with the participation of the Company (provided that in the case of any such entity formed by or with the participation of the Company the hiring of any such employee by such entity is approved, either on an individual employee basis or a general basis by which it is acknowledged that such entity may hire employees of the Company or its Subsidiaries, by the Company's Board of Directors or CEO), nor, during the two
(2) year period following the Transition Completion Date, directly or indirectly hire (A) any employee of the Company or its Subsidiaries at the time of such hiring or (B) any former employee of the Company or its Subsidiaries who had such relationship within six (6) months prior to the date of such hiring, it being understood that nothing herein shall prohibit Executive from serving as and providing a reference for any such employee or former employee;

         (ii) personally (or personally direct another to) make or publish any statement (orally or in writing) to a current or prospective client of the Company or its affiliates or any other entity with whom the Company has a collaboration, strategic partnership, joint venture or other similar relationship (collectively, a "Customer Entity") that would libel, slander, disparage, denigrate, ridicule or criticize the Company or any of its affiliates; and

         (iii) personally (or personally direct another to) solicit any Customer Entity to purchase a gene sequence or genomic database product competitive with such a product marketed by or under development at the Company.

     (b) Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by Executive during Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement). After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. Except as otherwise provided herein, in no event shall an asserted violation of the provisions of this
Section 4 constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement. Executive also agrees to comply with the terms set forth in the Confidential Information and Invention Assignment Agreement between Executive and the Company (the "Confidential Information Agreement").

     (c) Any termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 4.

     (d) Executive acknowledges and agrees that the Company will have no adequate remedy at law, and could be irreparably harmed, if Executive breaches or threatens to breach any of the provisions of this Section 4. Executive agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 4, and to specific performance of each of the terms hereof in addition to any other legal or equitable remedies that the Company may have. Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 4, raise the defense that the Company has an adequate remedy at law.

     (e) The terms and provisions of this Section 4 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. The parties hereto acknowledge that the potential restrictions on Executive's future employment imposed by this Section 4 are reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 4 unreasonable in duration or geographic scope or otherwise, Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

     (f) The parties acknowledge that this Agreement would not have been entered into and the benefits described herein, including the award of the Units, would not have been promised in the absence of Executive's promises under this Section 4.

5.   Non-Exclusivity of Rights and Full Settlement.
     ----------------------------------------------

     (a) Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company or any of its affiliated companies, except as provided herein. Amounts that are vested benefits or that Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Transition Completion Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     (b) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, other than as set forth in Section 3(g) with respect to Welfare Benefits, such amounts shall not be reduced whether or not Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about of any payment pursuant to this Agreement), plus in each case interest on any delayed payment and the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986 as amended. Notwithstanding the foregoing, the Company shall not be required to pay legal fees and expenses which Executive may incur as a direct result of any contest or dispute regarding Sections 4(a) and 4(b), unless Executive is found to have not violated such Sections 4(a) and 4(b) of this Agreement, in which event the Company shall reimburse Executive for all such legal fees and expenses incurred as a result of such contest or dispute.

6.   Executive's Representations.
     ---------------------------

     Executive hereby represents and warrants to the Company that he has fully reviewed this Agreement and the transactions contemplated hereby, and that he fully understands this Agreement and such transactions. In connection with this review, Executive has had an opportunity to consult with legal counsel and with financial and other advisors of his choosing and, if he has decided not to do so, such choice was his voluntary decision. The terms of this Agreement are voluntarily accepted by Executive without duress or coercion.

7.   Mutual Release.
     ---------------

     (a) The benefits to be provided to Executive following the Transition Completion Date pursuant to this Agreement are expressly conditioned upon Executive's execution of a release, within 21 days following the Transition Completion Date, in the following form, and the Company's obligation to provide such benefits shall not become effective until 7 days after the date of execution by Executive of such release (the "Release Effective Date"):

         "In consideration of the benefits to be provided to Executive pursuant to the Agreement, the sufficiency of which Executive acknowledges, Executive, on behalf of himself, his family members and his and their heirs and successors, assigns, attorneys and agents, hereby releases and forever discharges the Company, as well as its officers, attorneys, directors, employees, stockholders and agents, and their successors and assigns, and its employee pension benefit or welfare benefit plans and current and former trustees and administrators of such plans (collectively "Company Releasees") from any and all claims, contracts, liabilities, damages, expenses and causes of action, whether in law or in equity, known or unknown, which may have existed or which may now exist from the beginning of time to the Release Effective Date against one or more of the Company Releasees (collectively "Executive Claims"), to the extent such Executive Claims relate in any way directly or indirectly, in whole or in part to:
     Executive's resignation as Chief Executive Officer pursuant to Section 2 of the Agreement, the fact that Executive is or was an employee, officer, stockholder or agent of the Company; any services performed by Executive for the Company; Executive's employment or non-employment by the Company; any alleged harassment or disparagement suffered by Executive during his employment at the Company; any status, term or condition of such employment; any physical or mental harm or distress arising from such termination, employment or non-employment; any claims based upon federal, state or local laws prohibiting employment discrimination, including but not limited to claims of discrimination under the Fair Employment and Housing Act, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, or the Employee Retirement Income Security Act of 1974; breach of contract or any other legal basis. This release also includes release of any claims for age discrimination under the Age Discrimination in Employment Act, as amended ("ADEA"). The ADEA requires that Executive be advised to consult with an attorney before Executive waives any claim under the ADEA. In addition, the ADEA provides Executive with at least 21 days to decide whether to waive claims under the ADEA and seven days after Executive signs this Agreement to revoke that waiver.

         Executive understands that various federal, state and local laws prohibit age, sex, national origin, race and other forms of employment discrimination and that these laws are enforced through the U.S. Equal Employment Opportunity Commission, and similar state and local agencies. Executive understands that if he believed that his treatment by the Company had violated any of these laws, he could consult with these agencies and file a charge with them. Instead, Executive has voluntarily decided to accept the Company's offer in the Agreement and to waive and release any and all claims he may have under such laws.

         The Company hereby releases and forever discharges Executive, his successors and assigns (collectively "Executive Releasees") from any and all claims, demands, costs, contracts, liabilities, objections, rights, damages, expenses, compensation and actions and causes of action of every nature, whether in law or in equity, known or unknown, or suspected or unsuspected, which may have existed or which may now exist from the beginning of time to the Release Effective Date, against Executive of any type, nature and description, or may have in the future (collectively "Company Claims"), to the extent such Company Claims relate in any way directly or indirectly, in whole or in part to, or are in any way connected with or based upon: the fact that Executive is or was an employee, officer, stockholder, consultant or agent of the Company; any services performed by Executive for the Company; Executive's employment or non-employment by the Company; or any status, term or condition of such employment other than any breach of Executive's Confidential Information Agreement.

         Nothing under the Agreement or in this release shall affect the parties' obligations under this Agreement, the Confidential Information Agreement, any agreement under which the Options were granted, the Restricted Stock Unit Agreement, or the Indemnity Agreement between Executive and the Company, or release Executive from any claims arising from any fraudulent or illegal acts committed while he was an employee of the Company.

         Each of Executive and the Company expressly waive and relinquish any and all rights that such party may have under Section 1542 of the California Civil Code, which reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

8.   Successors.
     ----------

     (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

9.   Miscellaneous.
     -------------

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Executive:
         at Executive's current address shown on the records of the Company

         If to the Company:
         Incyte Genomics, Inc.
         3160 Porter Drive
         Palo Alto, CA 94304
         Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to applicable law or regulation.

     (e) Executive's or the Company's failure to insist on strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) Any and all disputes, claims and causes of action arising under or relating to the interpretation or application of this Agreement or concerning Executive's employment or association with the Company or termination thereof, including but not limited to whether such claims are subject to arbitration, shall be resolved by final and binding arbitration in Palo Alto, California through the auspices of the American Arbitration Association under the then existing National Rules for the Resolution of Employment Disputes. Any such arbitration shall be conducted in the strictest confidence, e.g., no communications are to be made to third parties or publications concerning the terms of this Agreement, the existence of the arbitration proceeding, the nature or fact of a dispute between the parties, or the evidence presented at the arbitration, unless authorized by law. A judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Subject to Section 5(b) of this Agreement, the prevailing party in any such arbitration shall be entitled to recovery of its reasonable attorneys' fees and costs, including costs of arbitration. Nothing contained in this Section 9(f) shall limit the right of the Company to enforce by court injunctive or other equitable relief Executive's obligations under Section 4. The arbitrator shall not have the authority to modify, change or refuse to enforce the terms of this Agreement. In no event shall either party be liable for any special, consequential or incidental damages, including, without limitation, loss of profits or goodwill, regardless of the form of the action, as a result of the breach of this Agreement or any action taken hereunder. Executive specifically agrees to waive a jury trial right with respect to any breach of this Agreement.

     (g) This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, correspondence, understandings and agreements of the parties relating to the subject matter hereof, including without limitation the Employment Agreement dated as of May 2, 2001 by and between the Company and Executive, which, as of the Effective Date, shall be terminated and be of no further force or effect; provided, however, that the Confidential Information Agreement shall remain in full force and effect and the stock option agreements under which the Options were granted, as the same may be modified by this Agreement, shall remain in full force and effect.

     IN WITNESS WHEREOF, Executive and the Company, through the Chairman of the Compensation Committee of the Board, have executed this Agreement effective as of the day and year first written above.

                                          EXECUTIVE

                                              /s/ Roy A. Whitfield
                                          --------------------------------------


                                          COMPANY

                                          By  /s/ Jon S. Saxe
                                          --------------------------------------
                                                        Jon S. Saxe
                                                      Chairman of the
                                                  Compensation Committee
                                                  of the Board of Directors

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